SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2006
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
2005 Restricted Stock Unit Plan
On December 9, 2005, as previously disclosed in the Current Report on Form 8-K filed on December 15, 2005, the Compensation, Succession, Nominating and Governance Committee (the “Committee”) of the Board of Directors of Cousins Properties Incorporated (the “Company”) adopted the 2005 Restricted Stock Unit Plan (the “Plan”).
On August 14, 2006, the Committee amended the Plan to permit grants of restricted stock units (“RSUs”) to directors and approved the Form of Restricted Stock Unit Certificate for Directors (“Directors Certificate”).
Also on August 14, 2006, in conjunction with the amendment to the Plan, the Committee granted RSUs with a grant date fair value of $20,000 to each non-employee director, in accordance with the revised director compensation previously approved by the Board of Directors and disclosed in Item 5 of the Quarterly Report on Form 10-Q for the period ended March 31, 2006. In the future, the annual $20,000 grant is expected to be made on or about March 31 of each year, in conjunction with the annual option grant of 6,000 shares. The grant can be made in either restricted stock or RSUs, at the Committee’s discretion.
The amendment to the Plan and the Directors Certificate are filed herewith as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment Number Two to the Cousins Properties Incorporated 2005 Restricted Stock Unit Plan

10.2	Cousins Properties Incorporated 2005 Restricted Stock Unit Plan — Form of Restricted Stock Unit Certificate for Directors

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2006

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary

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